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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-2414, No. 333-20225 and No. 333-37111) of
Zoran Corporation of our report dated January 23, 1998 appearing on page 35 of the Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
San Jose, California
March 27, 1998